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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 6 to Registration Statement No. 333-70624 of Restoration Hardware, Inc. on Form S-3 of our reports dated April 23, 2002 (September 13, 2002 as to Note 1), appearing in the Annual Report on Form 10-K/A of Restoration Hardware, Inc. for the fiscal year ended February 2, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California


October 28, 2002